Exhibit 99.1

Financial News Release

For Immediate Release

Contact Information:	Investor Inquiries	Media Inquiries
	Jeff Bouchard	Chris Bright
	Pixelworks, Inc.	Pixelworks, Inc.
	Tel: (503) 454-1771	Tel: (503) 454-1770
	E-mail: jeffb@pixelworks.com	E-mail: cbright@pixelworks.com
Web site: www.pixelworks.com

Conference Call at 2 p.m. PDT, October 20, 2004 – Pixelworks will host a conference call at 2 p.m. PDT, October 20, 2004, which can be accessed at (719) 457-2622 and using pass code 890311.  The conference call will also be available through a Web broadcast that can be accessed by visiting the Investor Relations section at www.pixelworks.com.  A replay of the conference call will be available through October 23, 2004, and can be accessed by calling (719) 457-0820 using pass code 890311.  A replay of the Web broadcast will be available through November 19, 2004.

Pixelworks Reports Third Quarter 2004 Financial Results

•                  Revenue of $44.0 million in the third quarter increased 24% from $35.5 million in the third quarter of 2003

•                  GAAP net income in the third quarter of $5.4 million, or $0.11 per diluted share, improved from GAAP net loss of ($4.1) million, or ($0.09) per diluted share, in the third quarter of 2003

•                  Pro forma* net income of $5.8 million, or $0.12 per diluted share, improved from $0.8 million, or $0.02 per diluted share, in the third quarter of 2003

*Pro forma gross profit, operating income, income before income taxes, and net income, differ from gross profit, operating income, income before income taxes, and net income in accordance with U.S. generally accepted accounting principles by excluding merger-related, restructuring, and non-cash expenses for amortization of purchased developed technology, and stock-based compensation and amortization of assembled workforce.  A schedule reconciling these amounts for the three and nine months ended September 30, 2004 and 2003 is included in this news release.  Pixelworks’ management believes the presentation of these non-GAAP financial measures provides useful information to investors regarding Pixelworks’ results of operations as these non-GAAP financial measures allow investors to better evaluate ongoing business performance. Pixelworks’ management also uses these non-GAAP financial measures internally to monitor performance of the business. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

—more—

Tualatin, Ore., October 20, 2004 — Pixelworks, Inc. (NASDAQ:PXLW), a leading provider of system-on-chip ICs for the advanced display industry, today announced financial results for the third quarter ended September 30, 2004.

Revenue for the third quarter of 2004 was $44.0 million, a 24 percent increase over revenue of $35.5 million in the third quarter of 2003 and a 9 percent decrease from revenue of $48.5 million in the second quarter of 2004.

Net income in accordance with U.S. generally accepted accounting principles (GAAP) in the third quarter of 2004 was $5.4 million, or $0.11 per diluted share, compared with a net loss of ($4.1) million or ($0.09) per diluted share, in the third quarter of 2003 and net income of $5.8 million, or $0.12 per diluted share, in the second quarter of 2004.  Third quarter 2004 GAAP results include non-cash expenses for stock-based compensation, amortization of assembled workforce, and amortization of acquired developed technology of $340,000 (excluded for pro forma reporting purposes).

Pro forma net income in the third quarter of 2004 was $5.8 million, or $0.12 per diluted share, which compared to pro forma net income of $801,000, or $0.02 per diluted share in the third quarter of 2003 and pro forma net income of $6.1 million, or $0.13 per diluted share, in the second quarter of 2004.

“While third quarter revenue came in below our July outlook, largely due to unexpected softness in LCD monitor and advanced television business, we were pleased that we were still able to achieve the high end of our earnings estimates as a result of better than expected operating margins,” said Allen Alley, President, CEO and Chairman of Pixelworks.  “The order softness we experienced in September has continued into October and lacks the seasonal strength we were previously expecting.  We now believe we are too late into the season to expect to see meaningful order upside during the remainder of the fourth quarter, and accordingly, believe fourth quarter revenues will be below those of the third quarter.”

“Looking forward, we are pleased with our competitive position entering 2005.  Our new Photopia products are just beginning to ramp from the handful of lead customers we had in the third quarter to what we expect will be a very broad group of customers representing every geography and application by the first quarter of 2005,” added Alley.

Business Outlook for Fourth Quarter 2004

The following statements are based on current expectations.  These statements are forward-looking, subject to risks and uncertainties, and actual results may differ materially.  These statements do not include the potential impact of any investments outside the ordinary course of business, or mergers or acquisitions that may be completed after September 30, 2004.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The inclusion of any statement in this release does not constitute a suggestion by the Company or any other person that the events or circumstances described in such statements are material.  The Company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in this release will not be realized.

The Company estimates net income per share in the fourth quarter of 2004 will be $0.04 to $0.07 on a GAAP basis and $0.05 to $0.08 on a pro forma basis, based on the following estimates:

•                  Revenue of $37.0 to $41.0 million.  Revenue is highly dependent on a number of factors including, but not limited to, general economic conditions, timely new product introductions, the Company’s ability to secure additional design wins with customers, growth rates in the flat panel monitor, multimedia projector, and advanced television markets, levels of inventory at distributors and customers, and increased supply of products from the Company’s third party foundries.

•                  GAAP gross profit margin of 46.0 to 48.0 percent. Pro forma gross profit margin, which excludes an estimated $132,000 in non-cash expense for the amortization of acquired developed technology, of 46.3 to 48.3 percent. Gross profit margin may be higher or lower than expected due to many factors including, but not limited to, competitive pricing actions, changes in estimated product costs, revenue levels, and changes in estimated product mix.

•                  R&D and SG&A expenses, combined, of $15.0 to $15.5 million.

•                  Non-cash expenses for stock-based compensation and amortization of assembled workforce of approximately $200,000 (excluded for pro forma reporting purposes).

•                  Interest income, net of approximately $600,000.

•                  The estimated effective tax rate for the fourth quarter is expected to be 20 to 25 percent of income before taxes on a GAAP basis, and slightly lower on a pro forma basis.  The fourth quarter effective tax rate is based on an estimated effective tax rate for the year of 31 to 32 percent of income before taxes.

About Pixelworks, Inc.

Pixelworks, headquartered in Tualatin, Oregon, is a leading provider of system-on-chip ICs for the advanced display industry. Pixelworks’ solutions provide the intelligence for advanced televisions, multimedia projectors and flat panel monitors by processing and optimizing video and computer graphics signals to produce high quality images.  Many of the world’s leading manufacturers of consumer electronics and computer display products utilize our technology to enhance image quality and ease of use of their products.

For more information, please visit the company’s Web site at www.pixelworks.com.

#####

Pixelworks is a trademark of Pixelworks, Inc. All other trademarks and registration marks are the property of their respective corporations.

Safe Harbor Statement

The statements by Allen Alley and the statements in the Business Outlook for Fourth Quarter 2004 above are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.  Actual results could vary materially from the description contained herein due to many factors including those described above and the following: changes in growth in the multimedia projector, advanced television, and flat panel monitor industries; changes in customer ordering patterns or lead times; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; insufficient, excess or obsolete inventory and variations in inventory valuation; lack of continued success in technological advances; shortages of manufacturing capacity from our third-party foundries; litigation involving intellectual property or other matters, non-acceptance of the combined technologies by leading manufacturers, and other risk factors listed from time to time in the Company’s Securities and Exchange Commission filings.  The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release. If the Company does update one or more forward-looking statements, investors and others should not conclude that the Company will make additional updates with respect thereto or with respect to other forward-looking statements.

PIXELWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003

Revenue	$43,970	$35,516	$137,749	$100,080
Cost of revenue (1)	21,896	20,453	68,598	55,625
Gross profit	22,074	15,063	69,151	44,455

Operating expenses:
Research and development	7,782	6,375	22,507	19,976
Selling, general and administrative	6,900	5,464	20,020	16,341
Merger related expenses	—	5,971	—	8,948
Restructuring	—	3,927	—	3,927
Stock-based compensation and amortization of assembled workforce	208	268	706	1,141
Total operating expenses	14,890	22,005	43,233	50,333
Income (loss) from operations	7,184	(6,942)	25,918	(5,878)

Interest income	1,474	248	2,238	937
Interest expense	(657)	(1)	(952)	(10)
Amortization of debt issuance costs	(179)	—	(294)	—
Interest income, net	638	247	992	927
Income (loss) before income taxes	7,822	(6,695)	26,910	(4,951)

Provision for (recovery of) income taxes	2,373	(2,554)	9,149	(1,478)

Net income (loss)	$5,449	$(4,141)	$17,761	$(3,473)

Net income (loss) per share:
Basic	$0.12	$(0.09)	$0.38	$(0.08)
Diluted	$0.11	$(0.09)	$0.37	$(0.08)

Weighted average shares outstanding:
Basic	46,827	45,374	46,596	45,196
Diluted	47,802	45,374	48,214	45,196

(1)          Includes amortization of acquired developed technology of $132 for each of the three months ended September 30, 2004 and 2003, and $396 for each of the nine months ended September 30, 2004 and 2003.

PIXELWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (PRO FORMA BASIS)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003

Revenue	$43,970	$35,516	$137,749	$100,080
Cost of revenue	21,764	20,321	68,202	55,229
Pro forma gross profit	22,206	15,195	69,547	44,851

Operating expenses:
Research and development	7,782	6,375	22,507	19,976
Selling, general and administrative	6,900	5,464	20,020	16,341
Total operating expenses	14,682	11,839	42,527	36,317
Pro forma income from operations	7,524	3,356	27,020	8,534

Interest income	1,474	248	2,238	937
Interest expense	(657)	(1)	(952)	(10)
Amortization of debt issuance costs	(179)	—	(294)	—
Interest income, net	638	247	992	927
Pro forma income before income taxes	8,162	3,603	28,012	9,461

Provision for income taxes	2,373	2,802	9,149	4,496

Pro forma net income	$5,789	$801	$18,863	$4,965

Pro forma net income per share:
Basic	$0.12	$0.02	$0.40	$0.11
Diluted	$0.12	$0.02	$0.39	$0.11

Weighted average shares outstanding:
Basic	46,827	45,374	46,596	45,196
Diluted	47,802	46,660	48,214	46,454

The above pro forma financial statements are presented for informational purposes only.  Our presentation of pro forma financial information excludes non-cash expenses resulting from acquisitions and the issuance of stock options, as well as unusual or infrequent expenses that are not directly attributable to our ongoing operations and are expected to be incurred over a limited period of time.  Because of these exclusions, our presentation is not in accordance with U.S. generally accepted accounting principles (GAAP).  Additionally, our presentation of pro forma financial information may not be consistent with that of other companies.

We believe that the exclusion of non-cash charges may help the investor better understand our liquidity position and the use of tangible resources in our operations, and the exclusion of unusual or infrequent items provides an alternative measure which may help the investor evaluate our underlying operating performance.  Pro forma information is not, and should not be considered, a substitute for financial information prepared in accordance with GAAP.

PIXELWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

RECONCILIATION OF GAAP TO PRO FORMA BASIS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30, 2004				Three Months Ended September 30, 2003
	GAAP	Adjustments		Pro forma	GAAP	Adjustments		Pro forma

Revenue	$43,970	$—		$43,970	$35,516	$—		$35,516
Cost of revenue	21,896	(132	)(1)	21,764	20,453	(132	)(1)	20,321
Gross profit	22,074	132		22,206	15,063	132		15,195

Operating expenses:
Research and development	7,782	—		7,782	6,375	—		6,375
Selling, general and administrative	6,900	—		6,900	5,464	—		5,464
Merger related expenses	—	—		—	5,971	(5,971	)(2)	—
Restructuring	—	—		—	3,927	(3,927	)(3)	—
Stock-based compensation and amortization of assembled workforce	208	(208	)(4)	—	268	(268	)(4)	—
Total operating expenses	14,890	(208)		14,682	22,005	(10,166)		11,839
Income (loss) from operations	7,184	340		7,524	(6,942)	10,298		3,356

Interest income	1,474	—		1,474	248	—		248
Interest expense	(657)	—		(657)	(1)	—		(1)
Amortization of debt issuance costs	(179)	—		(179)	—	—		—
Interest income, net	638	—		638	247	—		247
Income (loss) before income taxes	7,822	340		8,162	(6,695)	10,298		3,603

Provision for (recovery of) income taxes	2,373	—		2,373	(2,554)	5,356	(5)	2,802

Net income (loss)	$5,449	$340		$5,789	$(4,141)	$4,942		$801

Net income (loss) per share:
Basic	$0.12			$0.12	$(0.09)			$0.02
Diluted	$0.11			$0.12	$(0.09)			$0.02

Weighted average shares outstanding:
Basic	46,827			46,827	45,374			45,374
Diluted	47,802			47,802	45,374			46,660

(1)   Non-cash expenses for amortization of value assigned to an acquired company’s developed and other core technology at time of acquisition.

(2)   Expenses related to proposed (now terminated) merger with Genesis Microchip.

(3)   A one-time write off of assets associated with corporate restructuring.

(4)   Non-cash expenses associated with certain stock options issued to employees prior to the Company’s Initial Public Offering and to employees of acquired companies.  Also includes non-cash expense associated with amortization of the intangible assembled workforce asset recorded in connection with the Jaldi Semiconductor asset acquisition.

(5)   Adjustment to record the tax effect of pro forma expense adjustments.

PIXELWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

RECONCILIATION OF GAAP TO PRO FORMA BASIS

(In thousands, except per share data)

(Unaudited)

	Nine Months Ended September 30, 2004				Nine Months Ended September 30, 2003
	GAAP	Adjustments		Pro forma	GAAP	Adjustments		Pro forma

Revenue	$137,749	$—		$137,749	$100,080	$—		$100,080
Cost of revenue	68,598	(396	)(1)	68,202	55,625	(396	)(1)	55,229
Gross profit	69,151	396		69,547	44,455	396		44,851

Operating expenses:
Research and development	22,507	—		22,507	19,976	—		19,976
Selling, general and administrative	20,020	—		20,020	16,341	—		16,341
Merger related expenses	—	—		—	8,948	(8,948	)(2)	—
Restructuring	—	—		—	3,927	(3,927	)(3)	—
Stock-based compensation and amortization of assembled workforce	706	(706	)(4)	—	1,141	(1,141	)(4)	—
Total operating expenses	43,233	(706)		42,527	50,333	(14,016)		36,317
Income (loss) from operations	25,918	1,102		27,020	(5,878)	14,412		8,534

Interest income	2,238	—		2,238	937	—		937
Interest expense	(952)	—		(952)	(10)	—		(10)
Amortization of debt issuance costs	(294)	—		(294)	—	—		—
Interest income, net	992	—		992	927	—		927
Income (loss) before income taxes	26,910	1,102		28,012	(4,951)	14,412		9,461

Provision for (recovery of) income taxes	9,149	—		9,149	(1,478)	5,974	(5)	4,496

Net income (loss)	$17,761	$1,102		$18,863	$(3,473)	$8,438		$4,965

Net income (loss) per share:
Basic	$0.38			$0.40	$(0.08)			$0.11
Diluted	$0.37			$0.39	$(0.08)			$0.11

Weighted average shares outstanding:
Basic	46,596			46,596	45,196			45,196
Diluted	48,214			48,214	45,196			46,454

(1)	Non-cash expenses for amortization of value assigned to an acquired company’s developed and other core technology at time of acquisition.
(2)	Expenses related to proposed (now terminated) merger with Genesis Microchip.
(3)	A one-time write off of assets associated with corporate restructuring.
(4)

Non-cash expenses associated with certain stock options issued to employees prior to the Company’s Initial Public Offering and to employees of acquired companies. Also includes non-cash expense associated with amortization of the intangible assembled workforce asset recorded in connection with the Jaldi Semiconductor asset acquisition.

(5)	Adjustment to record the tax effect of pro forma expense adjustments.

PIXELWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30, 2004	December 31, 2003

ASSETS

Current assets:
Cash and cash equivalents	$113,921	$75,165
Short-term marketable securities	85,835	5,656
Accounts receivable, net	17,902	8,468
Inventories, net	21,251	10,478
Prepaid expenses and other current assets	5,268	4,826
Total current assets	244,177	104,593

Long-term marketable securities	66,274	19,875
Property and equipment, net	10,309	6,561
Other assets, net	8,556	12,511
Deferred tax assets, net	6,598	3,694
Debt issuance costs, net	4,635	—
Acquired intangible assets, net	2,774	3,535
Goodwill	82,007	82,548
Total assets	$425,330	$233,317

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7,646	$4,330
Accrued liabilities and current portion of long term liabilities	12,275	8,582
Income taxes payable	5,976	—
Total current liabilities	25,897	12,912

Long-term liabilities	1,098	100
Long-term debt	150,000	—
Total liabilities	176,995	13,012

Shareholders’ equity	248,335	220,305
Total liabilities and shareholders’ equity	$425,330	$233,317